Exhibit 4.63

FORM

AMENDMENT TO

STOCK AWARD AGREEMENT

This Amendment to Stock Award Agreement (this “Amendment”) is adopted, executed and agreed to as of [                        ], 2016, by and among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), and [                                  ] (the “Participant”). Undefined terms used herein shall have the meaning ascribed to them in the Agreement (as defined below).

WITNESSETH :

WHEREAS, the Company and the Participant are parties to that certain Stock Award Agreement dated March 24, 2015 (the “Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Participant was granted certain awards (collectively, the “Stock Awards”) of restricted shares of the Company’s Class A common stock (the “Class A Common Stock”) effective as of March 24, 2015 (the “Date of Grant”).

WHEREAS, the Agreement reflects (i) a Stock Award for the fiscal year ending December 31, 2014 (the “2014 Stock Award”) of 2,500 restricted shares of Class A Common Stock (the “2014 Restricted Stock”), and (ii) a Stock Award for the fiscal year ending December 31, 2015 (the “2015 Stock Award”) of 2,500 restricted shares of Class A Common Stock (the “2015 Restricted Stock”).

WHEREAS, pursuant to Section 2(a) of the Agreement, the 2014 Stock Award would become vested and nonforfeitable as follows: (i) 834 shares on the Date of Grant; (ii) 833 shares on the first anniversary of the Date of Grant; and (iii) 833 shares on the second anniversary of the Date of Grant.

WHEREAS, pursuant to Section 2(b) of the Agreement, the 2015 Stock Award would become vested and nonforfeitable as follows: (i) 834 shares on the first anniversary of the Date of Grant; (ii) 833 shares on the second anniversary of the Date of Grant; and (iii) 833 shares on the third anniversary of the Date of Grant.

WHEREAS, the Company and the Participant desire to amend the Agreement to accelerate the vesting schedule of the 2014 Stock Award and the 2015 Stock Award as set forth herein.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)          Continued Service: 2014 Restricted Stock. The Participant’s interest in the 2014 Restricted Stock shall become vested and nonforfeitable to the extent provided in this Section 2(a), and further to the extent provided in Section 2(c) and Section 2(d) hereof.

(i)          The Participant’s interest in the number of whole shares of Class A Common Stock that most nearly equals (but does not exceed) 834 shares of the 2014 Restricted Stock shall become vested and nonforfeitable on the Date of Grant.

(ii)         The Participant’s interest in an additional number of shares of Class A Common Stock that most nearly equals (but does not exceed) 1,666 shares of the 2014 Restricted Stock shall become vested and nonforfeitable on each of the first anniversary of the Date of Grant, if the Participant continues to serve as a member of the Company’s Board of Directors (a “Director”) from the Date of Grant until each such date.

FORM

2.    Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b)          2015 Restricted Stock. The Participant’s interest in the number of whole shares of Class A Common Stock that most nearly equals (but does not exceed) 2,500 shares of the 2015 Restricted Stock shall become vested and nonforfeitable on the first anniversary of the Date of Grant, and further to the extent provided in Section 2(c) and Section 2(d) hereof.

3.    All other provisions of the Agreement, as hereby amended, except as superseded by or inconsistent with this Amendment, shall continue to be in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

FORM

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

COMPANY:	BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

By:
Name:
Its:

PARTICIPANT:

[                                                  ]

FORM

EXHIBIT A

Stock Award Agreement

[SEE ATTACHED]